EXHIBIT 4.03  FIRST AMENDMENT TO WARRANT AGREEMENT

                          FIRST AMENDMENT TO AGREEMENT

         THIS FIRST AMENDMENT TO AGREEMENT made as of this 31st day of March, 1998, between JVWEB, INC., a Delaware corporation with offices at 5444 Westheimer, Suite 2080, Houston, Texas 77056 (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, with offices at 40 Wall Street, New York, New York 10005(the "Warrant Agent").

                                    RECITALS:

         WHEREAS, the Company and Warrant Agent entered into a warrant Agreement dated December 15, 1997 (the "Agreement"); and

         WHEREAS, the Company and Warrant Agent desire to amend the Agreement upon the terms, provisions and conditions set forth hereinafter;

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of (a) the mutual covenants and agreements of the Company and Warrant Agent to amend the Agreement, and (b) other good and valuable consideration (the receipt, sufficiency and adequacy of the consideration recited in (a) and (b) immediately preceding are hereby acknowledged and confessed by each party hereto), the Company and Warrant Agent hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement):

         1. Amendments to the Agreement. The Section of the Agreement captioned "INTRODUCTION" is hereby to read in its entirety as follows:

                                  "Introduction

                  The Company has determined to issue and deliver up to 1,200,000 common stock purchase warrants (the "Class A Warrants") evidencing the right of the holders thereof to purchase an aggregate of 1,200,000 shares of common stock, $0.01 par value of the Company (the "Common Stock"), which Class A Warrants are to be issued and delivered as part of units (the "Units") to be registered pursuant to a registration statement No. 333-43379 (the "Registration Statement") filed with the Securities and Exchange Commission. In connection with the creation of the Class A Warrants, the Company has decide to create 2,400,000 common stock purchase warrants (the "Class B Warrants") evidencing the right of the holders thereof to purchase an aggregate of 2,400,000 shares of Common Stock, which Class B Warrants are to be registered pursuant to the Registration Statement and which Class B Warrants are to be issued to the holders of the Class A Warrants upon exercise of the Class A Warrants at rate of two Class B Warrants for each Class A Warrant exercised. In connection with the creation of the Class B Warrants, the Company has decide to create 2,400,000 common stock purchase warrants (the "Class C Warrants") evidencing the right of the holders thereof to purchase an aggregate of 2,400,000 shares of Common Stock, which Class C Warrants are to be registered pursuant to the Registration Statement and which Class C Warrants are to be issued to the holders of the Class B Warrants upon exercise of the Class B Warrants at rate of one Class C Warrant for each Class B Warrant exercised. The Class A Warrants, the Class B Warrants and the Class C Warrants are hereinafter referred to as the "Warrants". The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants. The Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants.

                  All acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligation of the Company, and to authorize the execution and delivery of this Agreement."

         2. Miscellaneous. Except as otherwise expressly provided herein, the Agreement is not amended, modified or affected by this First Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this First Amendment becomes effective, the terms, "Agreement," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Agreement shall, except where the context otherwise requires, refer to the Agreement, as amended by this First Amendment. This First Amendment may be executed into one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this First Amendment to Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

                                   JVWEB, INC.

                                    By:/S/ Greg J.Micek
                                    Greg J. Micek, President

                                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     By:/S/ Herb J. Lemmer
                                     Name: Herb J. Lemmer
                                     Title: Vice President